Exhibit(a)(12)

TD ASSET MANAGEMENT USA FUNDS INC.

ARTICLES OF AMENDMENT

        TD Asset Management USA Funds Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: The charter (the “Charter”) of the Corporation is hereby amended so that the following shares of Common Stock, par value $.0001 per share, of the Corporation are re-designated as indicated in the table below.

Old Designation	New Designation
Short-Term Investment Fund	TDAM Short-Term Investment Fund
Short-Term Bond Fund	TDAM Short-Term Bond Fund
Money Market Fund — Institutional Class	TDAM Institutional Money Market Fund — Institutional Class
Money Market Fund — Institutional Service Class	TDAM Institutional Money Market Fund — Institutional Service Class
U.S. Government Fund — Institutional Class	TDAM Institutional U.S. Government Fund — Institutional Class
U.S. Government Fund — Institutional Service Class	TDAM Institutional U.S. Government Fund — Institutional Service Class
TDAM Money Market Portfolio — Investor I Class	TDAM Money Market Portfolio — Class A Shares
TDAM U.S. Government Portfolio — Investor I Class	TDAM U.S. Government Portfolio — Class A Shares
TDAM Municipal Portfolio — Investor I Class	TDAM Municipal Portfolio — Class A Shares
TDAM New York Municipal Money Market Portfolio — Investor I Class	TDAM New York Municipal Money Market Portfolio — Class A Shares
TDAM California Municipal Money Market Portfolio — Investor I Class	TDAM California Municipal Money Market Portfolio — Class A Shares

        SECOND: The amendment set forth in these Articles of Amendment was approved by at least a majority of the entire Board of Directors and is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

        THIRD: The undersigned Vice President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

        IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Vice President and attested by its Secretary this 15th day of December, 2006.

ATTEST:		TD ASSET MANAGEMENT USA FUNDS INC.

By:	Kerry Reilly	By:	Michele R. Teichner
	Kerry Reilly Secretary		Michele Teichner Vice President